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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

    We consent to the references to our firm under the caption "Experts" and to the use of our report dated May 29, 2001, with respect to the financial statements of Finisar Corporation, and to the use of our report dated January 23, 2001, with respect to the financial statements of Demeter Technologies, Inc., included in the Post Effective Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Finisar Corporation for the registration of 5,332,806 shares of its common stock.

    Our audits also included the financial statement schedule of Finisar Corporation listed in item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Palo Alto, California
July 27, 2001

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Consent of Ernst & Young LLP, Independent Auditors